                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                GATX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

GATX CORPORATION LOGO                                        GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675, on Friday, April 28, 2000, at 9:00 A.M., for the purposes of:

        1. electing directors;

        2. approving the appointment of independent auditors for the year 2000; and

        3. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 10, 2000 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy.

                                        David B. Anderson
                                        Secretary

March 17, 2000

GATX CORPORATION LOGO                                        GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                                                                  March 17, 2000

                                PROXY STATEMENT
                               ------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid for by the Company. In addition to solicitation by mail, the Company has retained ChaseMellon Shareholder Services to solicit proxies on behalf of the Board of Directors for a fee not to exceed $6,500, plus reasonable out-of-pocket expenses and disbursements. ChaseMellon Shareholder Services may solicit proxies by mail, facsimile, telegraph or personal call. In addition, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, facsimile, telephone, telegraph or personal call. The Annual Report for the year 1999, including financial statements, was first mailed to all shareholders together with this proxy statement on or about March 17, 2000.

                               VOTING SECURITIES

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 10, 2000 will be entitled to vote at the meeting or any adjournment thereof. As of that date, there were 48,199,074 shares of the Common Stock and 25,311 shares of the $2.50 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the Annual Meeting in order to constitute a quorum for the Annual Meeting. Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast and ratification of auditors will require a majority of the votes cast. Shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected, each for a term of one year, to serve until the next Annual Meeting of shareholders or until their successors are elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. Mr. Richard A. Giesen, who has been a director since 1982, is not standing for re-election because of mandatory retirement. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy, or the Board may be reduced accordingly.

                             NOMINEES FOR DIRECTORS

                                                                       Director
               Name and Principal Occupation                  Age       Since
               -----------------------------                  ---      --------
Rod F. Dammeyer.............................................  59         1999(1)
  Managing Partner, Equity Group Corporate Investments
James M. Denny..............................................  67         1995
  Managing Director, William Blair Capital Partners, LLC
Richard Fairbanks...........................................  59         1996
  President and Chief Executive Officer, Center for
  Strategic & International Studies
William C. Foote............................................  48         1994
  Chairman of the Board, President and Chief Executive
  Officer, USG Corporation
Deborah M. Fretz............................................  51         1993
  Senior Vice President, Lubricants and Logistics, Sunoco,
  Inc.
Miles L. Marsh..............................................  52         1995
  Chairman of the Board and Chief Executive Officer, Fort
  James Corporation
Michael E. Murphy...........................................  63         1990
  Retired; Former Vice Chairman, Chief Administrative
  Officer, Sara Lee Corporation
John W. Rogers, Jr. ........................................  41         1998
  President & Co-Chief Investment Officer, Ariel Capital
  Management, Inc.
Ronald H. Zech..............................................  56         1994
  Chairman of the Board, President and Chief Executive
  Officer of the Company

---------------

(1) Mr. Dammeyer was elected to the Board effective October 22, 1999 and will be standing for election by shareholders for the first time this year.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Dammeyer has been Managing Partner of Equity Group Corporate Investments, a diversified management and investment firm, since February 1998, and is a director and Vice-Chairman of Anixter International, Inc., having previously served as its Chief Executive Officer from January 1993 to February 1998 and its President from October 1985 to February 1998. Mr. Dammeyer is also a director of Allied Riser Communications Corporation, Antec Corporation, CNA Surety Corporation, Grupo Azucarero Mexico, S.V. (GAM), IMC Global, Inc., Matria Healthcare Inc., Stericycle, Inc., TeleTech Holdings, Inc., and Transmedia Network, Inc. He is also a trustee of Van Kampen Closed-End Funds.

     Mr. Denny was elected Managing Director of William Blair Capital Partners, LLC, a general partner of a private equity fund affiliated with William Blair & Co., in August 1995. Mr. Denny previously served as Vice Chairman of Sears, Roebuck and Co., a merchandising and financial services company, from February 1992 until August 1995. Mr. Denny is also a director of Allstate Corporation, Gilead Sciences, Inc. and ChoicePoint Inc.

     Mr. Fairbanks was named President and Chief Executive Officer of the Center for Strategic & International Studies, a nonprofit public policy research institution providing analysis on and assessment of the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, in April 1999, having previously served as its Managing Director for Domestic & International Issues since April 1994. Mr. Fairbanks was formerly a U.S. Ambassador at Large. Mr. Fairbanks is also a director of Hercules, Inc., SEACOR SMIT, Inc. and SPACEHAB, Inc.

     Mr. Foote was named President of USG Corporation, formerly known as United States Gypsum Company, an international manufacturer of building materials and industrial products, in August 1999, having previously been elected Chairman of the Board in April 1996 and having been previously named Chief Executive Officer of USG Corporation in January 1996. He also served as President and Chief Operating Officer from January 1994 to January 1996. Mr. Foote is also a director of Walgreen Co.

     Ms. Fretz was named Senior Vice President, Lubricants and Logistics, of Sunoco, Inc., an energy company, in January 1997, having served as Senior Vice President of Logistics since August 1994. Ms. Fretz is also a director of Cooper Tire & Rubber Company.

     Mr. Marsh was named Chairman of the Board and Chief Executive Officer of Fort James Corporation, a producer of consumer and commercial tissue products and food and consumer packaging, formed through the merger of James River Corporation and Fort Howard Corporation, in August 1997. Mr. Marsh previously served as Chairman of the Board and Chief Executive Officer of James River Corporation from October 1995 until August 1997. Mr. Marsh is also a director of Whirlpool Corporation and Morgan Stanley Dean Witter & Co.

     Mr. Murphy retired as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in October 1997, having served in that position since July 1993. Mr. Murphy is also a director of American General Corporation, Bassett Furniture Industries, Inc., True North Communications, Inc., Northern Funds, Payless ShoeSource, Inc. and iWear Corporation.

     Mr. Rogers is President & Co-Chief Investment Officer of Ariel Capital Management, Inc., an institutional money management firm specializing in equities, having founded the firm in January 1983. In addition, Ariel Capital serves as the investment advisor, administrator and distributor of Ariel Mutual Funds. Mr. Rogers is also a director of BankOne Corporation, Aon Corporation, Burrell Communications Group, Inc. and Unicom Corporation.

     Mr. Zech was elected Chairman of the Board in April 1996, having been previously named Chief Executive Officer of the Company in January 1996, and President in July 1994. Mr. Zech served as Chief Operating Officer from July 1994 to January 1996. Mr. Zech is also a director of McGrath RentCorp and PMI Group, Inc. and two of the Company's subsidiaries, GATX Rail Corporation and GATX Capital Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Ms. Fretz (Chairman) and Messrs. Fairbanks, Foote and Rogers. In addition to recommending the nomination of the Company's independent auditors for election by the shareholders, the committee's functions include the review of: (i) the scope and fees for the yearly audit and the procedures to be utilized; (ii) the results of the audit, including any comments or recommendations of the independent auditors; (iii) the organizational structure and qualifications of the Internal Audit Department, its audit plan for the year and any planned changes therein; (iv) significant findings of the Internal Audit Department, management's response thereto, and any difficulties incurred in the conduct of such audits; (v) the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' examination thereof; (vi) matters relating to corporate financial and accounting policies and procedures; (vii) the Company's annual report to shareholders; (viii) significant matters of litigation, legal compliance and procedures for monitoring compliance; and (ix) areas of risk exposure, and how such matters are reflected in the Company's financial statements and reports. Prior to the release of the quarterly financial results, the committee is to assure that a proper review thereof has been performed by both management and independent auditors, including consultation with the chair of the committee. During 1999, there were three meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Denny (Chairman), Giesen, Marsh and Murphy. The committee's functions include: (i) approving the Company's total compensation philosophy and periodically evaluating compensation practices relative to such philosophy and to the market; (ii) approving salary changes, compensation programs and employment arrangements applicable to elected officers, operating company presidents and other employees whose salaries exceed a level established by the committee and, when the timing and business circumstances make a meeting of the full committee impractical, granting the Chief Executive Officer the authority to act on these matters after having made every effort to first consult with the committee chair; (iii) reviewing the compensation levels and programs applicable to other employees whose incentive payments exceed a level periodically established by the committee; (iv) recommending to the Board of Directors salary changes, compensation programs and employment arrangements for the Chief Executive Officer; (v) administering the Company's Long Term Incentive Compensation Plan and other executive compensation programs; (vi) reviewing and approving significant changes to the Company's benefit programs; (vii) evaluating the performance of the Chief Executive Officer; (viii) reviewing annual salary increase budgets and salary ranges for the Company; (ix) reviewing the Company's depth of management and plans for management development and succession; (x) reviewing staffing changes among elected officers (except the Chief Executive Officer for which Board approval would be required) and operating company presidents; (xi) reviewing the compensation program for non-management board members and recommending changes to the Board of Directors as appropriate; and (xii) approving the Compensation Committee Report on Executive Compensation for inclusion in the Company's annual proxy statement. During 1999, there were four meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Foote (Chairman), Denny, Fairbanks and Marsh. Mr. Zech is an ex-officio member of the committee. The committee's functions include: (i) recommending to the Board of Directors nominees for election as Director; (ii) recommending appointments to all Board committees; and (iii) making such recommendations to the Board of Directors as it may deem appropriate with respect to the size and makeup of the Board of Directors and related matters. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o David B. Anderson, 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director. During 1999, there were three meetings of the Nominating Committee.

     The Company's Retirement Funds Review Committee members are Messrs. Murphy (Chairman), Giesen and Rogers and Ms. Fretz. The committee's functions include:
(i) monitoring overall investment performance and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto; (ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; (iv) approving recommended changes in actuarial assumptions; and (v) approving recommended selections of trustees for the retirement plans. During 1999, there was one meeting of the Retirement Funds Review Committee.

     During 1999, there were six meetings of the Board of Directors of the
Company: the regular annual meeting and five special meetings. Each director attended at least 75% of the meetings of the Board and committees held while a member during 1999.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $24,000 and an annual grant of 500 phantom units of Common Stock. In addition, each non-officer director receives a Board meeting attendance fee of $1,000 and a committee meeting attendance fee of $1,000 for each meeting of a committee of the Board of which the director is a member. The Chairman of each committee receives $1,500 for each meeting attended.

     The annual retainer is paid quarterly in arrears. Half of each quarterly installment is paid in cash and the balance in phantom units of Common Stock credited to each director's account in an amount determined by dividing the amount of such payment by the average of the high and low prices of the Company's Common Stock on the last trading day of the month in which the quarterly installment is paid. The annual grant is also credited in quarterly installments in arrears. Each director's phantom Common Stock account is credited with additional phantom units of Common Stock representing dividends declared on the Company's Common Stock based on the average of the high and low prices of the Company's Common Stock on the date such dividend is paid. At the expiration of each director's service on the Board, settlement of the phantom units of Common Stock will be made as soon as is reasonably practical in Common Stock equal in number to the number of phantom units of Common Stock then credited to his or her account. Any fractional units will be paid in cash.

     Non-officer directors may also defer under the Deferred Fee Plan receipt of the cash portion of their retainer, meeting fees, or both, in the form of either cash or phantom units of Common Stock. If the deferral is in cash, the deferred amount accumulates interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in phantom units of Common Stock, the units are credited to an account for each participating director along with dividends in the same manner as the quarterly retainer that is paid in phantom units of Common Stock described above. Five directors participated in the Deferred Fee Plan in 1999.

     In 1999, the Company established stock ownership targets for non-officer directors. The target ownership level for each director is a minimum of $200,000 of Common Stock, to be achieved over a five-year period. The five-year period for current directors began on April 23, 1999. New directors will have five years following their election to the Board by the shareholders to achieve the ownership target.

     At the 1999 Annual Meeting, the shareholders approved an amendment to the Long Term Incentive Compensation Plan ("LTICP" or "1995 Plan") to allow each non-employee director to receive non-qualified stock options in an amount determined by the Compensation Committee, but not to exceed 5,000 shares per year. The Compensation Committee then granted each non-employee director options to purchase 1,000 shares of Common Stock at $39.47 per share, a price equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on July 23, 1999, the date of grant. These options vest on July 23, 2000 and expire on July 23, 2009, or earlier if a director leaves the Board, except that the options of one director who is retiring on April 28, 2000 will vest on his retirement date and expire on April 28, 2001.

     One director who previously participated in the Executive Deferred Income Plans ("EDIPs"; as described in the section entitled "Termination of Employment and Change of Control Arrangements") will be entitled to payments in amounts which will provide him with a maximum annual yield of 24% on the fees deferred, with the exact yield dependent upon the age of the director at the time of his participation. If (i) such director terminates his membership on the Board during the two year period following a "change in control" of the Company (as described in the section entitled "Termination of Employment and Change of Control Arrangements") other than by reason of retirement, death, disability or a violation of certain provisions of the EDIPs, or (ii) prior to such event the director has terminated his membership on the board, the Compensation Committee may direct that he receive a single payment in the amount of the fees deferred, plus interest, less any amount previously paid under the EDIPs, in lieu of the scheduled annual payments.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation." The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                               -----------------------------------
                                               Annual Compensation                      Awards             Payouts
                                      --------------------------------------   -------------------------   -------
                                                                                             Securities
                                                                               Restricted    Underlying
                                                                Other Annual     Stock      Options/SARs    LTIP      All Other
          Name and                                   Bonus      Compensation    Award(s)       (# of       Payouts   Compensation
     Principal Position        Year   Salary ($)   ($)(1)(2)        ($)          ($)(3)       shares)        ($)        ($)(4)
     ------------------        ----   ----------   ---------    ------------   ----------   ------------   -------   ------------
Ronald H. Zech                 1999    650,000      509,113         4,625             0        60,000      265,835      16,878
Chairman, President and        1998    587,500      485,557         4,625             0        52,000      358,613      14,865
Chief Executive Officer        1997    537,500      361,463        27,664             0        64,000           0        9,308
David M. Edwards               1999    332,576      196,203             0             0        31,000      93,734        7,280
Senior Vice President          1998    283,333      210,000         3,875             0        15,000      126,345       6,844
                               1997    261,667      175,000        13,945       270,000        19,000           0        5,729
David B. Anderson              1999    317,667      187,408           365             0        11,000      114,392       4,800
Vice President, Corporate      1998    307,000      196,460         4,375             0        12,000      147,762       4,800
Development, General           1997    290,333      156,743         4,375             0        18,000           0        4,750
Counsel and Secretary
William L. Chambers            1999    235,000      124,774         4,625             0         8,000      89,732        4,800
Counsel to the Chief           1998    235,000      135,346         4,625             0         8,000      120,866       4,800
Executive Officer              1997    233,333      113,373         3,875             0        13,000           0        4,750
Brian A. Kenney                1999    212,500      112,267         3,175             0         8,000           0        4,800
Vice President,                1998    193,333       97,822         3,175        23,625         6,000           0        4,800
Chief Financial Officer        1997    179,167       92,672         3,175             0         6,000           0        4,750

---------------
(1) Amounts reflect bonus payments earned for the years set forth opposite the specified payments.

(2) Includes amounts irrevocably deferred in exchange for stock options under the Exchange Stock Option Program as follows: Mr. Zech ($127,278); Mr. Edwards ($19,620); Mr. Anderson ($46,857); Mr. Kenney ($14,032).

(3) Dividends are paid on all restricted stock awarded by the Company. The number and value of restricted stock held as of December 31, 1999 were 8,000 shares valued at $270,000 for Mr. Edwards and 700 shares valued at $23,625 for Mr. Kenney in each case based on a closing price of $33.75 on that date.

(4) Includes for 1999 contributions made by the Company to the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan") in the amount of $4,800 for Messrs. Zech, Edwards, Anderson, Chambers and Kenney, and above-market amounts earned, but not currently payable, on compensation previously deferred under the Company's 1984, 1985 and 1987 Executive Deferred Income Plans for Messrs. Zech and Edwards of $12,078 and $2,480, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning stock options granted during 1999 to each of the named executive officers.

                                                                                     Potential Realizable
                                                                                           Value at
                                Individual Grants                                       Assumed Annual
----------------------------------------------------------------------------------         Rates of
                            Number of                                                     Stock Price
                            Securities     % of Total                                    Appreciation
                            Underlying    Options/SARs                                    for Option
                           Options/SARs    Granted to    Exercise or                        Term(3)
                             Granted      Employees in    Base Price    Expiration  -----------------------
          Name                (#)(1)      Fiscal Year    ($/Share)(2)      Date       5% ($)      10% ($)
          ----             ------------   ------------   ------------   ----------  ----------   ----------
Ronald H. Zech...........     60,000         10.15%        $39.4688      7/23/2009  $1,489,303   $3,774,186
David M. Edwards.........     16,000          2.71%        $39.4688      7/23/2009  $  397,147   $1,006,450
                              15,000          2.54%        $30.7813     10/22/2009  $  290,373   $  735,862
David B. Anderson........     11,000          1.86%        $39.4688      7/23/2009  $  273,039   $  691,934
William L. Chambers......      8,000          1.35%        $39.4688      7/23/2009  $  198,574   $  503,225
Brian A. Kenney..........      8,000          1.35%        $39.4688      7/23/2009  $  198,574   $  503,225

---------------
(1) Fifty percent of all options granted may be exercised commencing one year from the date of grant, an additional 25% commencing two years from the date of grant, and the remaining 25% commencing three years from the date of grant.

(2) The exercise price is equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% for the ten year term of the stock options as prescribed by the proxy rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 1999 by each of the named executive officers, the number of unexercised options and the 1999 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the stock option and the closing price of the Company's Common Stock at year-end ($33.75).

                                                                     Number of Securities
                                                                    Underlying Unexercised       Value of Unexercised In-
                                                                    Options/SARs at Fiscal        the-Money Options/SARs
                                    Shares                               Year-End (#)             at Fiscal Year-End ($)
                                  Acquired on        Value        ---------------------------   ---------------------------
              Name                 Exercise     Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
              ----                -----------   ---------------   -----------   -------------   -----------   -------------
Ronald H. Zech..................    18,000          384,428         336,000        102,000       3,183,614         4,499
David M. Edwards................         0                0         106,750         43,250       1,148,029        45,866
David B. Anderson...............         0                0          72,500         21,500         509,513         1,265
William L. Chambers.............         0                0          85,750         15,250         882,489           914
Brian A. Kenney.................         0                0          21,500         12,500         138,390           422

---------------
(1) Amounts represent the aggregate before-tax dollar value realized upon the exercise of stock options as measured by the difference between the exercise price of the stock option and the market value of the Company's Common Stock on the date of exercise of such option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding long-term incentive plan awards (expressed in number of units each representing a share or share equivalent of Common Stock) made to certain named executive officers during 1999:

                                                                                        Estimated Future Payouts
                                                   Number of         Performance         Under Non-Stock Price-
                                                    Shares,           or Other               Based Plans(1)
                                                    Units or        Period Until        ------------------------
                                                     Other          Maturation or       Target          Maximum
                     Name                          Rights (#)          Payout             (#)             (#)
                     ----                          ----------       -------------       ------          -------
Ronald H. Zech.................................      11,093           1999-2001         11,093           33,279
David M. Edwards...............................       3,413           1999-2001          3,413           10,239
David B. Anderson..............................       2,418           1999-2001          2,418            7,254
William L. Chambers............................       1,422           1999-2001          1,422            4,266
Brian A. Kenney................................       1,138           1999-2001          1,138            3,414

---------------
(1) Payouts are based 50% on the Company achieving pre-established levels of return on common equity ("ROE") and 50% on the Company's percentile ranking in the MidCap 400 on total shareholder return, and are paid in Common Stock and cash following completion of a three year performance period. No payout will be made with respect to a performance measure unless the threshold performance level on that measure is achieved. The target amounts, plus an amount equal to additional units representing reinvested dividends during the performance period, will be earned if target ROE and target total shareholder return are achieved or if the target is exceeded on one performance measure and not achieved on the other; the maximum amount plus an amount equal to additional units representing reinvested dividends will be earned if target ROE and target total shareholder return are exceeded by specified amounts.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Zech, Edwards, Anderson, Chambers and Kenney, which provide for certain benefits upon termination of employment after a "change of control" or disposition of the Company or one of its subsidiaries. All agreements provide for employment with the Company at salaries to be determined from time to time by the Board of Directors and with incentive compensation and employee benefits commensurate with the executives' salaries and positions. Each agreement provides that the executive's employment may be terminated at will by the Company, but if terminated or "constructively terminated" within two years following a "change of control" or disposition of the Company or one of its subsidiaries for any reason other than cause or the executive's death, retirement or total disability, the executive will be entitled to: (i) twice the executive's annual salary, plus the target bonus that would have been payable under the Management Incentive Plan ("MIP") or any comparable successor thereto for the year in which termination or constructive termination occurs, less other payments under the Company's standard severance policy; (ii) continued participation in the Company's medical, dental, disability and life insurance plans for up to two years after termination; (iii) financial counseling and tax preparation services; (iv) payment of outplacement services; (v) an additional retirement income benefit calculated as if employment had terminated two years after actual termination assuming continuation of the same compensation (including the average of the bonuses paid during the five prior years); and (vi) if any payment made under the agreements creates an obligation to pay excise tax under the Internal Revenue Code, an additional amount (the "Make-Whole Amount") equal to the excise tax and any related income taxes and other costs. "Cause" means a willful and material breach of employment obligations likely to materially damage the Company; "a change of control" means a change in the beneficial ownership or a change in the composition of the Company's Board of Directors which generally occurs upon: (1) receipt by the Company of a Schedule 13D confirming that a person owns beneficially 20% or more of the Company's stock;
(2) any tender offer, where the offeror owns 20% or more of the Company's stock or three business days before the offer terminates could beneficially own 50% of the Company's stock; (3) shareholder approval of any merger in which the Company's voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; (4) a change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new Board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved; or (5) a determination by the Board of Directors that the cumulative effect on the Company of the sale or other disposition of all of the Company's Common Stock or substantially all of the assets of one or more Company subsidiaries warrants the conclusion that a change of control has occurred for purposes of this Agreement; and "constructive termination" includes, unless otherwise agreed to by the executive, a significant reduction in the nature or scope of authority, duties or responsibilities, a material change in location, a reduction in perquisites or compensation, the imposition of unreasonable travel requirements, a diminution in employee welfare plans, a diminution in eligibility to participate at the same level in bonus, stock option and other similar plans, a reasonable determination by the executive that a change in circumstances affecting the Company or its management prevents the executive from effectively exercising his authorities, duties, functions and responsibilities or the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under this agreement. An executive is not entitled to termination payments following disposition of a subsidiary in which the executive was primarily employed if the executive is employed with the successor of the subsidiary for two years following disposition. In anticipation of his retirement on December 31, 2000, Mr. Chambers' agreement was supplemented to provide that if the Company terminates or constructively terminates Mr. Chambers' employment after a change in control, in lieu of any other lump sum payment, the Company shall pay Mr. Chambers an MIP payment equal to 30% of his annual salary. The remaining terms of his agreement continue in effect until December 31, 2000 as if he had remained an officer of the Company until such date. Mr. Anderson's agreement provides that in the event of his death or termination for reasons other than cause prior to his attaining five years of service, the Company will pay Mr. Anderson or his spouse a payment equal to the benefit he or his spouse would have been eligible to receive under the terms of the Company's Non-Contributory Pension Plan for Salaried Employees had he attained five years of service prior to the occurrence of such events. The agreement further provides that if during the five year period beginning on Mr. Anderson's date of hire Mr. Zech is not Chief Executive Officer and Mr. Anderson is terminated for reasons other than cause, the Company will provide a termination payment equal to one year's base salary and target bonus. The appropriate maximum amount that would be payable under each of the foregoing agreements (excluding the Make-Whole Amount, if any, payable thereunder, which is not determinable at this time) on the date hereof, is as follows: Mr. Zech ($2,089,962); Mr. Anderson ($1,180,862); Mr. Edwards ($973,146); Mr. Chambers ($207,419); Mr. Kenney ($660,108).

     Messrs. Zech, Edwards, Anderson, Chambers and Kenney also participate in the Company's LTICP under which the Company's executive officers and certain key employees may receive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units ("IPUs"). The LTICP provides that upon a "change of control" as described above, (i) all outstanding Stock Options and SARs held by executive officers for a period of six months or more become immediately exercisable; (ii) optionees will have the right for a period of thirty days to have the Company purchase or to exercise for cash (a) Non-Qualified Stock Options or any tandem SARs at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days, (2) the highest price included in any report on Schedule 13D (referred to above) paid within the prior sixty days, (3) the highest tender offer price paid and (4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and (b) incentive stock options or any tandem SARs at a per share price equal to the difference between the then fair market value of the

Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the performance goals (as hereinabove described) had been achieved, and for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs"). The EDIPs permitted directors to defer receipt of their fees and certain employees (including executive officers of the Company) to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants were offered an opportunity to amend their participation agreements to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, whether agreements with participants who accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants are no longer making deferrals for EDIPs.

                           EMPLOYEE RETIREMENT PLANS

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or; (ii) the 60 consecutive calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65. Benefits are calculated on a straight life annuity basis, but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE ANNUAL       ---------------------------------------------------------------------------------
  COMPENSATION FOR       10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
APPLICABLE PERIOD ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)
---------------------   -----------   -----------   -----------   -----------   -----------   -----------
     $  200,000             30,720       46,080        61,440        76,800        92,160       107,520
        400,000             63,720       95,580       127,440       159,300       191,160       223,020
        600,000             96,720      145,080       193,440       241,800       290,160       338,520
        800,000            129,720      194,580       259,440       324,300       389,160       454,020
      1,000,000            162,720      244,080       325,440       406,800       488,160       569,520
      1,200,000            195,720      293,580       391,440       489,300       587,160       685,020
      1,400,000            228,720      343,080       457,440       571,800       686,160       800,520

Compensation covered by the Pension Plan is shown in the salary and bonus columns in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan and are included in the above table.

     The executive officers named in the Cash Compensation Table have the following number of years of credited service: Mr. Zech, 22 years; Mr. Edwards, 18 years; Mr. Chambers, 6 years; Mr. Anderson, 5 years; and Mr. Kenney, 4 years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program that is structured to attract, retain and motivate highly qualified management personnel and to increasingly align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.

     The principal components of the compensation program for executive officers of the Company are base salary, annual incentive awards provided under the MIP, and long-term incentive awards provided under the LTICP. As described herein, annual and long-term incentive awards are contingent upon the achievement of specific goals by the Company and its subsidiaries. The Compensation Committee annually reviews and approves executive salary levels and the design of the MIP and LTICP, and regularly evaluates the Company's total compensation program to assure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.

     Competitive compensation levels are determined based on analyses of annual and long-term compensation data reported in nationally recognized compensation surveys of companies of comparable size in a diversified group of industries. The companies in the compensation surveys are hereinafter referred to as the "Comparative Group." It is believed that the Comparative Group represents a valid cross-section of executive talent for which the Company competes. Moreover, comparison to companies that might be considered more direct competitors in the businesses in which the Company and its subsidiaries engage is not feasible since most of these companies are either privately held or subsidiaries of larger organizations, and therefore information on compensation levels is not publicly available. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that would be included in the S&P 500 Index or the MidCap 400 Index (as referred to in the section entitled "Performance Graph"); thus, the Comparative Group may include companies not included in those indices. The level of compensation of each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Group. In any given year, the compensation level for any executive officer of the Company may be more or less than the corresponding compensation level paid by companies in the Comparative Group, based upon Company and/or individual performance.

BASE SALARIES

     The base salaries of the Company's named executive officers are targeted at the median base salary levels of executives of the Comparative Group, giving consideration to the comparability of responsibilities and experience. Salary adjustments for executive officers of the Company and other senior level employees are reviewed by the Compensation Committee every 18 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each employee over the review period and an analysis of the salary practices of the Comparative Group for positions of similar responsibilities. No specific weights are assigned to these factors. Mr. Zech's base salary for 1999 was $650,000. The salaries paid in 1999 to Mr. Zech and to the named executive officers as a group were generally consistent with the median base salaries paid by companies in the Comparative Group to executives with similar experience and responsibilities.

ANNUAL INCENTIVE COMPENSATION

     Executive officers and key managers of the Company are eligible to participate in the MIP. The MIP reinforces the Company's pay for performance policy by providing annual cash payments to executives based upon the achievement of Company, subsidiary, and individual performance goals. Target incentive awards are paid only when financial or a combination of financial and individual performance objectives are achieved.

     Each year, the Compensation Committee establishes both target financial objectives for the Company and each of its subsidiaries, and a schedule specifying the percentage, if any, of target incentive awards payable for actual performance. In 1999, target financial objectives were established exclusively in terms of budgeted net income. Target incentive awards for the Company's named executive officers ranged from 40% to 65% of their base salaries, depending on the officer's position. The maximum incentive award was 200% of the target incentive award (subject to the Chief Executive's discretionary authority to increase or decrease any participant's award, other than his own, by 25%). The maximum incentive award was payable for achieving 120% or more of the target financial objective for the Company and four of its five subsidiaries, and 115% of the target financial objective in the remaining subsidiary. The threshold level was set at 80% of the target financial objective for the Company and four of its five subsidiaries, and at 85% of the target financial objective in the remaining subsidiary. The MIP award for Mr. Zech was based 100% on the consolidated results of the Company. The awards for Messrs. Edwards, Anderson, Chambers and Kenney were based 50% on the consolidated results of the Company and 50% on the results of the Company's subsidiaries, weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income.

     In 1999, the Company met 104% of its consolidated net income objective, entitling Mr. Zech to a cash payment of $509,113 under the MIP based on the factors described above. This payment represents 78% of Mr. Zech's salary and 121% of his target award.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities are provided pursuant to the LTICP to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives, and to promote a close identity of interests between the Company's management and its shareholders. LTICP awards are provided to the Chief Executive Officer and selected members of senior management primarily in the form of stock options and IPUs. LTICP awards are provided to other key employees primarily in the form of stock options. In 1999, 301 employees received awards under the LTICP. The size of awards made under the LTICP is based on qualitative factors considered appropriate by the Compensation Committee taking into account the scope of the participant's responsibilities, the participant's performance, the size of previous grants and competitive practices. In 1999, LTICP awards to the Company's executive officers were on par with median long-term incentive opportunities provided by the companies in the Comparative Group.

     Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at the market price of the Common Stock as of the date of grant, and will have value only if the Company's stock price increases. Each of the executive officers named in the Compensation Table received an option grant in 1999 based on the factors described above. Mr. Zech was granted an option to purchase 60,000 shares of the Company's Common Stock at a price equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant.

     The purpose of IPUs is to focus attention on superior, sustained long-term Company performance. The number of IPUs granted to each participant is calculated by dividing a specified percentage of base salary by the market value of the Company's Common Stock on the date of grant. IPUs are subject to redemption in cash and Common Stock if the Company's performance over a three year period (the "Performance Period") reaches target levels established by the Compensation Committee. For Performance Periods beginning in years prior to 1998, performance was measured in terms of return on common equity. For the Performance Period beginning in 1998 and thereafter, performance will be measured in terms of the Company's total shareholder return relative to the total shareholder return of companies in the MidCap 400, in addition to return on common equity. The number of IPUs redeemed may be more or less than the number granted based on the extent to which performance exceeds or falls short of target levels. The maximum number of IPUs which may be redeemed is three times the number granted plus an amount representing reinvested dividends. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the market value of the Company's Common Stock on such date. For the 1999-2001 Performance Period, such maximum number is redeemable (60% in stock and 40% in cash) only if the Company's return on common equity over the Performance Period exceeds a specified level and the total shareholder return of the Company is at or above a specified percentile total shareholder return level in the MidCap 400. The payment for redeemed IPUs is equal to the market value of the Company's Common Stock on the date of redemption. In 1999, Mr. Zech received a grant of 11,093 IPUs covering the 1999-2001 Performance Period based on the considerations described above. Mr. Zech earned a payment of $265,839 for the Performance Period ending in 1999.

     The Chief Executive Officer and selected members of senior management are eligible to participate in the Exchange Stock Option Program under the LTICP which allows participants to make an irrevocable election to exchange up to 25% of their pensionable incentive payments for stock options. The purchase price of the options is based on a percentage of the Black-Scholes value of stock options of GATX Common Stock as specified by the Compensation Committee. These options were issued on January 27, 2000 with an exercise price equal to 100% of the average of the high and low prices for the Company's Common Stock on the New York Stock Exchange on that date. Mr. Zech exchanged $127,278 for an option to purchase 20,662 shares.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of compensation in excess of one million dollars paid to any of the named executive officers during any taxable year. Compensation that meets the requirements to qualify as performance-based compensation is excluded from the one million dollar limit. Appropriate steps have been taken to qualify certain awards made under the Company's LTICP as performance-based. In addition, if it is determined that any compensation payable in excess of one million dollars is not performance-based, the Committee may require, as it has in the past, that such excess be deferred until it becomes deductible. While the tax impact of compensation arrangements is an important factor to be considered, such impact will be evaluated in light of the Company's overall compensation philosophy and objectives. The Committee believes there may be circumstances in which its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m), and may, from time to time, provide compensation that is not fully deductible if it determines that doing so is in the best interests of the Company's shareholders.

STOCK OWNERSHIP TARGETS

     To underscore the importance of stock ownership by management, the Company has established stock ownership targets. Approximately 100 employees eligible for awards under the LTICP have five years, beginning January 1996, to reach ownership targets based on their salary and position in the Company. The targets specify that the Chief Executive Officer, direct reports to the Chief Executive Officer, other named executive officers and certain other participants own GATX

Common Stock with a minimum value equivalent to four, two and one-half, three-fourths and one-half times base salary, respectively. The five-year time period is extended for newly hired and promoted executives. All named executive officers have exceeded their interim ownership targets for 1999. The group in aggregate has also exceeded 1999 interim targets.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

                                          James M. Denny (Chairman)
                                          Richard A. Giesen
                                          Miles L. Marsh
                                          Michael E. Murphy

                               PERFORMANCE GRAPH

     The following performance graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1994 as the base) with the cumulative total shareholder return of the companies within the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's MidCap 400 Index ("MidCap 400").

     There are a number of reasons why comparing total shareholder return with the MidCap 400 is appropriate. The MidCap 400, in which the Company is included, represents a comparison to companies with similar market capitalizations. Most of the Company's direct competitors are either privately held companies, corporations organized under the laws of foreign jurisdictions or subsidiaries of much larger corporations; therefore, the Company believes that the most appropriate comparison of its performance is to companies with similar market capitalizations. The MidCap 400 also has the advantage of being a widely published index that provides a ready comparison for investors.

     The performance graph reflects a weighted average comparison based upon the market capitalization of each company and assumes $100.00 was invested in GATX Common Stock and each of the indices on December 31, 1994, and that all dividends were reinvested.

                                  TOTAL RETURN
PERFORMANCE GRAPH       GATX VS. S&P 500 VS. MIDCAP 400

                                                          GATX                       S&P 500                   MIDCAP 400
                                                          ----                       -------                   ----------
1994                                                     100.00                      100.00                      100.00
1995                                                     114.24                      137.54                      130.92
1996                                                     118.15                      169.09                      156.08
1997                                                     182.22                      223.29                      204.86
1998                                                     195.27                      289.93                      245.79
1999                                                     179.74                      350.93                      281.92

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the named executive officers and directors and executive officers as a group as of March 10, 2000:

                                                                  Shares of Common Stock
                                                                    Beneficially Owned
                  Name of Beneficial Owner                      as of March 10, 2000(1)(2)
                  ------------------------                      --------------------------
David B. Anderson...........................................              99,346
William L. Chambers.........................................              97,658
Rod F. Dammeyer.............................................               8,231
James M. Denny..............................................               6,406
David M. Edwards............................................             130,036
Richard Fairbanks...........................................              15,933
William C. Foote............................................               8,779
Deborah M. Fretz............................................               4,230
Richard A. Giesen...........................................              18,769
Brian A. Kenney.............................................              26,453
Miles L. Marsh..............................................               5,757
Michael E. Murphy...........................................               8,299
John W. Rogers, Jr. ........................................               2,545
Ronald H. Zech..............................................             438,917
Directors and Executive Officers as a group.................             978,788

---------------
(1) Includes phantom units of Common Stock credited to the accounts of the non-employee directors as follows: Mr. Dammeyer (231); Mr. Denny (3,772); Mr. Fairbanks (3,933); Mr. Foote (7,617); Ms. Fretz (3,527); Mr. Giesen (17,369); Mr. Marsh (3,527); Mr. Murphy (4,299); Mr. Rogers (1,545) and
    directors and executive officers as a group (45,820). Also includes shares which may be obtained by exercise of previously granted options within 60 days of March 10, 2000 by Mr. Zech (356,662), Mr. Anderson (80,105), Mr. Edwards (109,935), Mr. Chambers (85,750), Mr. Kenney (23,778) and directors and executive officers as a group (744,073).

(2) Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to phantom units of Common Stock and option grants. Each of the directors and executive officers owned less than 1% of the Company's outstanding shares of Common Stock. Directors and executive officers as a group beneficially owned approximately 2.03% of the Company's outstanding shares of Common Stock. No director or executive officer owns any Preferred Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following are the only persons known to the Company to beneficially own more than 5% of the Company's Common Stock:

                                                                                  Percent of
                                                                   Shares           Common
            Name and Address of Beneficial Owner             Beneficially Owned     Stock
            ------------------------------------             ------------------   ----------
Warren E. Buffett(1)........................................     7,340,700          15.23
1440 Kiewit Place
Omaha, NE 68131
State Farm Mutual Automobile Insurance Company(2)...........     5,890,600          12.22
One State Farm Plaza
Bloomington, IL 61710

---------------
(1) According to a Schedule 13G dated March 10, 2000, Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc. (all at the same address) and National Indemnity Company (at 3024 Harney Street, Omaha, Nebraska 68131) beneficially own and share voting and dispositive power over 7,340,700 shares of Common Stock and Geico Corporation and Government Employees Insurance Company (both at 1 Geico Plaza, Washington, D.C. 20076) share voting and dispositive power over 2,800,000 of these shares (5.81% of the outstanding Common Stock).
(2) According to a Schedule 13G dated February 3, 2000, State Farm Mutual Automobile Insurance Company ("State Farm") and certain of its affiliated entities, each of which owned shares of Common Stock with sole voting and investment power, may be deemed to constitute a "group" under the regulations of the Securities and Exchange Commission with regard to the beneficial ownership of 5,890,600 shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP to audit the Company's financial statements, subject to approval by the shareholders. Ernst & Young LLP also served in this capacity in 1999. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     The Board of Directors recommends a vote for this proposal.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in the Company's proxy material in connection with the Company's 2001 Annual Meeting must be received by the Company no later than November 17, 2000, and otherwise comply with the requirements of the Securities and Exchange Commission. Any shareholder who intends to present a proposal at the Company's 2001 Annual Meeting without inclusion in the Company's proxy material must send to the Company a notice of such proposal so that it is received no earlier than December 29, 2000 and no later than January 28, 2001, and must otherwise comply with the requirements of the Company's bylaws.

                               OTHER INFORMATION

     On August 14, 1999, the Company continued the liability policies initially procured in 1986 from Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company Ltd. ("ACE") and continued the policy initially procured in 1995 from Federal Insurance Company ("Federal"). Both the Federal and ACE policies insure the Company in the event the Company is required to indemnify a director or officer. The Federal and ACE policies also insure directors and officers for those instances in which they may not be indemnified by the Company. The CODA policy insures only directors and officers and only for those instances in which they may not be indemnified by the Company. The Federal and ACE policies expire on August 14, 2002. The CODA policy expires on August 14, 2000. During 1999, the Company paid premiums of $306,900 to Federal and $153,000 to ACE. An adjustment was made to the CODA premium which was prepaid in 1997; the net cost of the CODA premium for 1999 is $135,000.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                          By order of the Board of Directors

                                          David B. Anderson
                                          Secretary

                               GATX CORPORATION
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 2000

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O   B. Anderson and Brian A. Kenney, and each of them, the undersigned's, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders
 X of GATX CORPORATION to be held in the Assembly Room of the Bank Building at The Northern Trust Company on the 6th floor, 50 South LaSalle Street, Chicago, Illinois 60675 on Friday, April 28, 2000, at 9:00 A.M.,
     and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS        FOR ALL           WITHHELD
                               EXCEPT AS NOTED BELOW     FOR ALL
                                        [ ]               [ ]

           Nominees: Rod F. Dammeyer, James M. Denny, Richard Fairbanks, William C. Foote, Deborah M. Fretz, Miles L. Marsh,
           Michael E. Murphy, John W. Rogers, Jr. and Ronald H. Zech

 WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                  SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 2000

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held in the Assembly Room of the Bank Building at The Northern Trust Company on the 6th Floor, 50 South LaSalle Street, Chicago, Illinois 60675, on Friday, April 28, 2000, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS        FOR ALL           WITHHELD
                               EXCEPT AS NOTED BELOW     FOR ALL
                                        [ ]               [ ]

           Nominees: Rod F. Dammeyer, James M. Denny, Richard Fairbanks, William C. Foote, Deborah M. Fretz, Miles L. Marsh, Michael E. Murphy, John W. Rogers, Jr. and Ronald H. Zech

 WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                             LOGISTICS 401K PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 2000

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held in the Assembly Room of the Bank Building at The Northern Trust Company on the 6th Floor, 50 South LaSalle Street Chicago Illinois 60675, on Friday, April 28, 2000, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS        FOR ALL           WITHHELD
                               EXCEPT AS NOTED BELOW    FOR ALL
                                        [ ]               [ ]

           Nominees: Rod F. Dammeyer, James M. Denny, Richard Fairbanks, William C. Foote, Deborah M. Fretz, Miles L. Marsh,
           Michael E. Murphy, John W. Rogers, Jr. and Ronald H. Zech

 WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS           FOR    AGAINST  ABSTAIN
                                        [ ]      [ ]      [ ]


In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                                GATX CORPORATION
                    HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 2000

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held in the Assembly Room of the Bank Building at The Northern Trust Company on the 6th Floor, 50 South LaSalle Street, Chicago, Illinois 60675, on Friday, April 28, 2000, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS       FOR ALL           WITHHELD
                               EXCEPT AS NOTED BELOW     FOR ALL
                                        [ ]               [ ]


           Nominees: Rod F. Dammeyer, James M. Denny, Richard Fairbanks, William C. Foote, Deborah M. Fretz, Miles L. Marsh, Michael E. Murphy, John W. Rogers, Jr. and Ronald H. Zech

 WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -